UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2012

Hawthorn Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Missouri	0-23636	431626350
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Southwest Longview Blvd., Lee's Summit, Missouri		64081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	573.761.6179

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 30, 2012 Richard G. Rose retired as Chief Financial Officer of Hawthorn Bancshares, Inc. and as Chief Financial Officer of its subsidiary Hawthorn Bank. Mr. Rose will continue his employment with Hawthorn Bancshares and Hawthorn Bank to provide for an orderly transition.

To fill the vacancy resulting from Mr. Rose's retirement, W. Bruce Phelps, age 61, was appointed as Chief Financial Officer of Hawthorn Bancshares, Inc. and as Senior Vice President and Chief Financial Officer of Hawthorn Bank effective January 30, 2012. Prior to joining our company, Mr. Phelps served as Senior Vice President and Controller of St. Louis-based Pulaski Financial Corp and its savings bank subsidiary, Pulaski Bank from October 2009 until January 2012. From July 2008 until September 2009, Mr. Phelps served as Principal of WBP Consulting in providing financial consulting and support services for clients in the St. Louis area. He served as Chief Financial Officer for Champion Bank, St. Louis, Missouri, from August 2006 until June 2008. He is a member of the American Institute of Certified Public Accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawthorn Bancshares, Inc.

January 30, 2012	By:	David T. Turner

Name: David T. Turner
Title: Chairman, CEO & President